Exhibit 99.1

FOR IMMEDIATE RELEASE

SideChannel Announces New Board of Directors Appointments and Re-Election of Chairwoman

Worcester, MA – February 21, 2024 – SideChannel, Inc. (OTCQB:SDCH) (“SideChannel” or the “Company”), a leading provider of cybersecurity services and technology to emerging and middle market companies, is delighted to announce the appointment of two esteemed professionals, General (Retired) Robert Brown, and Mr. James Hansen, to its Board of Directors. The Company also announces the addition of Mr. Nick Hnatiw, the company’s Chief Technology Officer, to the Board, and the re-election of Deborah MacConnel as Chairwoman of the Board. These strategic appointments and re-election underscore SideChannel’s dedication to leadership excellence and innovation in addressing cybersecurity challenges.

General (Retired) Robert Brown brings a wealth of leadership and national security experience to the board. His distinguished military career, culminating as a four-star general and his final command of the United States Army Pacific, highlights his exemplary commitment to service and strategic acumen. General Brown’s involvement with the Association of the United States Army (AUSA) as Chief Executive Officer and his recent appointment as the Chairman of the Armed Services YMCA (ASYMCA) Board further highlight his dedication to supporting military communities and enhancing national security.

Mr. James Hansen joins the board with an impressive background in the cybersecurity sector. His recent role as CEO of a leading cybersecurity software company, coupled with his tenure as President and COO at Swimlane and COFENSE, underscores his deep understanding of the cybersecurity challenges facing organizations today. Mr. Hansen’s experience as a co-founder and COO of Mandiant (now part of Google “GOOG”) demonstrates his expertise in managing high-stakes cyber incidents and his commitment to advancing cybersecurity resilience.

Mr. Nick Hnatiw, who has served as SideChannel’s Chief Technology Officer since November 2020, joins the Board with over 15 years of experience in creating cutting-edge software technologies. His leadership in developing security solutions and his prior roles supporting U.S. Cyber Command and Intelligence Agencies solidify his expertise in cybersecurity and technology innovation.

Deborah MacConnel has been re-elected as Chairwoman of the Board, continuing her leadership role in steering the strategic direction of SideChannel. Her re-election reflects the board’s confidence in her leadership and her significant contributions to the company’s success.

Brian Haugli, CEO of SideChannel, shared his enthusiasm about these developments: “The addition of General Brown, Mr. Hansen, and Mr. Hnatiw to our Board, alongside the re-election of Deborah MacConnel as Chairwoman, marks a significant milestone for SideChannel. General Brown’s strategic insights, Mr. Hansen’s cybersecurity acumen, and Mr. Hnatiw’s technological expertise, under the continued guidance of Chairwoman MacConnel, will be invaluable as we navigate the evolving cybersecurity landscape. We are poised for unprecedented growth and innovation, driven by our strengthened leadership team.”

The appointments and re-election are effective immediately, with the new board members actively contributing to SideChannel’s mission of providing advanced cybersecurity solutions to protect against emerging threats.

For more information about SideChannel and its solutions, please visit https://sidechannel.com.

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, the Company delivers comprehensive cybersecurity plans through a series of actions branded, SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent, and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave; a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

Investors and shareholders are encouraged to receive press releases and industry updates by subscribing to the investor email newsletter and following SideChannel on X and LinkedIn.

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

Investor Contact

Ryan Polk

ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects, subject to the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act and otherwise. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SDCH’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Forms 10-K, 10-Q and 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.